Exhibit 99.3

FOR IMMEDIATE RELEASE	Contact:	Paul Suijk Senior Vice President, CFO (804) 287-5694

Cadmus Expands Its Content Services Operations in India

Joint Venture Facilities in Mumbai and Chennai Will Provide A Full Range Of Content Services

RICHMOND, Virginia, July 28, 2003. Cadmus Communications Corporation (Nasdaq/NM: CDMS), a leading provider of publisher services, and Datamatics Technologies Limited, a leading BPO services provider in India, today announced the formation of KnowledgeWorks Global Limited (“KGL”), a joint venture providing a full range of content processing, content management, and related services to STM publishers and other organizations around the world. KGL is 80% owned by Cadmus and 20% owned by Datamatics.

Cadmus also announced that KGL has recently established a facility in Chennai, India to complement KGL’s Mumbai, India facility. The Chennai facility should be in full production by January, 2004. It will provide a full range of highly automated content services for books and periodicals, including copy editing, issue management, composition, SGML/XML processing, and data conversion.

Commenting on these announcements, Bruce Thomas, Cadmus’ President and Chief Executive Officer noted “The formation of KGL and the establishment of the Chennai facility are logical extensions of the offshore initiative we began in 2001. At that time, we contracted with Datamatics to provide production support and related services to our existing Cadmus operations in the United States. These offshore operations allow us to expand our production capacity, reduce our turnaround times, and lower our overall costs. As we continue to grow our content management business, particularly in markets outside North America and in markets other than scholarly publishing, we want to have more control over these increasingly important offshore facilities and also solidify our working relationship with our partner, Datamatics. These are exciting and very positive developments for our business.”

Steve Hare, President of Cadmus’ Publisher Services Group, commented, “The success we have enjoyed working in India and with Datamatics has far exceeded our initial expectations. We have added production capacity to serve our core scholarly publishing market in an extremely cost effective manner. Perhaps more importantly, however, we have created the capability to move aggressively into new markets with new product lines. Recently, for example, KGL has won a large data conversion project for a major US publisher and also is providing composition services for a major legal publisher. Our expansion in India represents a continued commitment by Cadmus to serve the changing needs of scholarly publishers while allowing us to expand our core capabilities into other markets on a global scale.”

Dr. Lalit Kanodia, Chairman of Datamatics Technologies, noted, “Datamatics has enjoyed an excellent relationship with Cadmus for over three years. The synergies between our two companies are strong and will support the joint venture as it provides great value to customers in the STM publishing space.”

For more information about Cadmus’ India-based operations and about innovative content services and solutions offered to publishers by Cadmus, visit www.cadmusknowledgeworks.com.

Cadmus Communications Corporation provides end-to-end, integrated graphic communications services to professional publishers, not-for-profit societies and corporations. Cadmus is the world’s largest provider of content management and production services to scientific, technical and medical journal publishers, the fifth largest periodicals printer in North America, and a leading provider of specialty packaging and promotional printing services. Additional information about Cadmus is available at www.cadmus.com.

Datamatics Technologies Limited, headquartered in Mumbai, India, is a leading BPO services provider. Datamatics offers end-to-end solutions in publishing, finance and accounting, human resources, insurance and healthcare domains. It also offers consultancy services in the document management, workflow, and data warehousing space. Datamatics has more than 50 customers worldwide and has subsidiaries in the USA, UK, and Germany. Additional information about Datamatics is available at www.datamatics.com.

Statements contained in this release relating to Cadmus’ future prospects and performance are “forward-looking statements” that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from management’s expectations include but are not limited to: (1) the overall economic environment, (2) Cadmus’ ability to develop and market new capabilities and services to take advantage of technology changes in the publishing process, especially for scientific, technical and medical journals, (3) significant price pressure in the markets in which we compete, (4) the loss of significant customers or the decrease in demand from customers, (5) the financial condition of and ability to pay by certain customers, (6) Cadmus’ ability to continue to obtain improved efficiencies and lower production costs, (7) the impact of industry consolidation among key customers, and (8) Cadmus’ ability to operate effectively in markets outside of North America. Other risk factors are detailed from time to time in Cadmus’ Securities and Exchange Commission filings. The information provided in this release is provided only as of the date of this report, and Cadmus undertakes no obligation to update any forward-looking statements made herein.